Exhibit 10.M

                                         [LOGO OMITTED]

                                            ETRUSCAN



                               January 29, 2007



                               BY COURIER

                               Haber Inc.
ETRUSCAN RESOURCES INC.        58 Medford Street
                               Arlington, MA
SUITE 306, ROYAL BANK BUILDING USA 02474

1597 BEDFORD HIGHWAY

HALIFAX, NOVA SCOTIA           Attention:  Albert B. Conti
                                           President and COO
CANADA  B4A 1E7

                               Dear Al:

PHONE (902) 832 6700           Re: Etruscan - Haber

FAX (902) 832 6702
                               Enclosed for your records is a fully executed copy of the Joint Venture Agreement.


                               Yours truly,

                               ETRUSCAN RESOURCES INC.



                               /s/ Janice A. Stairs
                               Janice A. Stairs
                               Vice President and General Counsel


                               JAS:crl
                               Enclosure


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                             JOINT VENTURE AGREEMENT




                        ETRUSCAN RESOURCES GHANA LIMITED


                                       AND


                           HABER MINING GHANA LIMITED









                                                                January 22, 2007


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                                TABLE OF CONTENTS
                                -----------------

                                                                          Page
                                                                          ----


1.  INTERPRETATION.........................................................  2

2.  FORMATION OF JOINT VENTURE.............................................  7

3.  ETRUSCAN GHANA MAY INCREASE INTEREST................................... 10

4.  MANAGER................................................................ 11

5.  MANAGER TO PROVIDE INFORMATION......................................... 12

6.  OPERATING COMMITTEE.................................................... 13

7.  AUDIT OF JOINT VENTURE OPERATIONS...................................... 14

8.  MAINTENANCE OF TENEMENT AND REHABILITATION............................. 15

9.  CASH CALLS............................................................. 15

10.  DILUTION ............................................................. 16

11.  INDEPENDENCE ......................................................... 17

12.  CONFIDENTIALITY ...................................................... 18

13.  WARRANTIES ........................................................... 18

14.  ASSIGNMENT - RIGHT OF FIRST REFUSAL .................................. 19

15.  SURRENDER OF JOINT VENTURE INTEREST .................................. 22

16.  DECISION TO MINE ..................................................... 22

17.  STAMP PROJECT ........................................................ 25

18.  NOTICES .............................................................. 25

19.  NO PARTITION ......................................................... 27

20.  FORCE MAJEURE ........................................................ 27

21.  ABANDONMENT OR SURRENDER OF LICENSES ................................. 28

22.  DISPUTE RESOLUTION ................................................... 28

23.  COSTS ................................................................ 28

24.  GOVERNING LAW ........................................................ 29

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                             JOINT VENTURE AGREEMENT


          THIS AGREEMENT is made as of January 22, 2007,


BETWEEN:

          ETRUSCAN RESOURCES GHANA LIMITED, a company incorporated under the laws of the Republic of Ghana and whose registered address is 3rd Floor, Teachers' Hall, Education Loop, Off Barnes Road, Adabraka, Accra, PO Box 1632, Accra, Ghana ("Etruscan Ghana")

                                                               OF THE FIRST PART

          - and -

          HABER MINING GHANA LIMITED, a company incorporated under the laws of the Republic of Ghana and whose registered office is No. 1, 4th Circular Close, SSNIT Estate, Cantonments, Accra, Ghana ("Haber Ghana")

                                                              OF THE SECOND PART


RECITALS:

A. Haber Ghana has entered into a call option agreement with Eternity Ghana Limited dated as of September 2006, pursuant to which Haber Ghana is entitled to acquire the Eternity License;

B. Haber Ghana is the registered and beneficial owner of the Uprightness License, which is valid until December 20, 2007;

C. Haber Ghana has the sole and exclusive right to apply to the Ghana Mineral's Commission for the issuance of the Good Ground Licenses by reason that Haber Ghana is the registered and beneficial owner of the Good Ground reconnaissance license which expired on November 9, 2006; and

D. Haber Ghana and Etruscan Ghana wish to form a joint venture for the purpose of exploring and, if warranted, developing and mining the lands governed by the Licenses on the terms and conditions set forth herein.

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                                     - 2 -

THE PARTIES AGREE AS FOLLOWS:

1.   INTERPRETATION

1.1  In this Agreement unless the context otherwise requires:

     (1) "Business Day" means a day during which banks are open for general banking business in Arlington, Massachusetts and Halifax, Nova Scotia;

     (2) "Call Option Agreement" means the call option agreement dated September 2006 between Haber Ghana and Eternity Ghana Limited, a copy of which is attached as Schedule A;

     (3) "Commencement Date" means the date on which any funds are disbursed by Lawfield's Consulting in accordance with clauses 2.1(1);

     (4) "Eternity License" means the reconnaissance license to be acquired by Haber Ghana pursuant to the Call Option Agreement;

     (5) "Exploration" means all activities aimed at the discovery, location and delineation of minerals and includes, without limitation, feasibility studies, assessments, assays and metallurgical work;

     (6) "Feasibility Study" in relation to any proposed Mining Operation, means a study of all aspects of the proposed Mining Operation which:

          (a) provides estimates from appropriate sampling programmes of the tonnes of proven and probable mineable reserves of ore and the grades thereof;

          (b) contains estimates of both capital costs and operating costs likely to be incurred in establishing and conducting Mining Operations, including costs to be incurred in Mine Development, pre-production and crushing and treatment;

          (c) analyses how to proceed with Mining Operations to economically and commercially extract minerals;

          (d) contains an assessment of environmental factors affecting the proposed Mining Operations, including costs of environmental management, environmental rehabilitation and environmental closure;

          (e)  includes reference to relevant marketing and financial aspects;

          (f) states whether or not establishment of the proposed Mining Operations is commercially viable;

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                                     - 3 -

          (g) includes a schedule of relevant approvals necessary before production may commence; and

          (h) contains such other information in such form and level of detail as may be appropriate and necessary to allow a bank or other reputable lending institution familiar with the mining industry to make a decision as to whether to loan funds for such Mining Operation;

     (7) "Good Ground Licenses" means four prospecting licenses to be issued by the Ghana Mineral's Commission in respect of the licensed areas covered by the Good Ground reconnaissance license issued to Haber Ghana on October 19, 2005, a copy of which reconnaissance license is attached as Schedule B;

     (8) "HG Process" means the Haber gold process, being a chemical system for the hydrometallurgical extraction of gold from its ores;

     (9) "Joint Venture" means the joint venture constituted under clause 2.4 of this Agreement;

     (10) "Joint Venture Expenditure" means all costs, expenses and liabilities incurred in connection with the Exploration, development and mining of the Joint Venture Properties, accounted for in accordance with accounting principles accepted in Canada including (without limitation):

          (a)  Outgoings; and

          (b) an administrative overhead charge not exceeding 7.5% of direct expenditure (excluding expenditures on the construction of facilities for a Mining Operation or in the conduct of a Mining Operation);

     (11) "Joint Venture Interest" means in relation to a Participant:

          (a) its interest (from time to time) as a tenant in common in the Joint Venture Property; and

          (b) its right to take in kind a share of minerals derived from the Joint Venture Properties, subject to the liabilities and obligations attaching to the foregoing and imposed by this Agreement;

     (12) "Joint Venture Operations" means all activities as are necessary or desirable in order to implement and give full effect to the provisions and purposes of this Agreement as they relate to the Joint Venture;

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                                     - 4 -

     (13) "Joint Venture Property" means all property of whatsoever kind held, developed, acquired or created by or on behalf of the Participants for the purpose of the Joint Venture, including (without limitation):

          (a) the Licenses, together with all renewals, extensions, consolidations, replacements or amendments thereto or to any part thereof and all other mining tenements granted in substitution of them and all rights and obligations arising from them;

          (b) all property and choses in action (including licensing agreements), mining, processing, handling and related facilities and equipment (whether moveable or otherwise) and all other improvements and property located on the land governed by the Licenses;

          (c)  all Mining Information; and

          (d) all minerals, concentrate and ore prior to their being taken in kind by the Participants;

          provided however, the Joint Venture Property shall not include any property or ore located on any portion of the lands governed by the Licenses which are designated by the Manager for exclusive use by Haber Ghana for the development of the STAMP program in accordance with clause 17;

     (14) "Lawfield's Consulting" means the law firm so named with an office at Cantonments, Accra;

     (15) Licenses" means the Good Ground Licenses, the Uprightness License and the Eternity License unless the meaning thereof is modified in accordance with clause 2.1;

     (16) "Manager" means the Participant appointed to conduct Joint Venture Operations pursuant to clause 4, but references to the Manager do not include references to that Participant in any other capacity;

     (17) "McInnes Cooper" means the law firm so named with an office at Halifax, Nova Scotia, Canada;

     (18) "Mine Development" means the location, opening and development of mines and all activities necessary, expedient, conducive or incidental thereto including without limitation pre-stripping and the removal and disposal of over-burden and waste;

     (19) "Mining Information" means all technical information including (without limitation) geological, geochemical and geophysical reports, surveys, mosaics, aerial photographs, samples, drill core, drill logs, drill pulp, assay results, maps and plans relating to the Licenses or to Joint Venture Operations, whether in physical, written, electronic or other form;

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                                     - 5 -

     (20) "Mining Operations" means commercial mining operations and all activities necessary, expedient, conducive or incidental thereto including without limitation:

          (a)  Mine Development; and

          (b) the weighing, sampling, assaying, mining, extraction, crushing, refining, treatment, transportation, handling, storage, loading and delivery of minerals, concentrate and ore;

     (21) "Notice" means a notice, demand, consent or authority given or made by any person pursuant to this Agreement;

     (22) "Operating Committee" means the operating committee formed under clause 6.1 of this Agreement;

     (23) "Outgoings" means all rents, rates, survey fees and other fees and charges by the Ghana Mineral's Commission or any other governmental authority with jurisdiction or otherwise in connection with the Joint Venture Properties;

     (24) "Participant" means Etruscan Ghana and Haber Ghana and any other person to whom any Joint Venture Interest is duly assigned in accordance with this Agreement;

     (25) "Party" means a party to this Agreement;

     (26) "Production Joint Venture Agreement" means the agreement entered into or deemed to be entered into by the Participants pursuant to clause
          16.4 in respect of a Production Area;

     (27) "Production Area" means that part of a License or Licenses which is the subject of a resolution pursuant to clause 16.2(2);

     (28) "Related Body Corporate" means, in relation to a body corporate, a second body corporate which controls, is controlled by or is in common control with the first mentioned body corporate; and

     (29) "Sole Contributor" means a Participant who is solely contributing to Joint Venture Expenditure;

     (30) "STAMP" program means the program to be undertaken by Haber, Inc. to eliminate the use of mercury for gold extraction by small-scale miners in Ghana;

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                                     - 6 -

     (31) "Uprightness License" means the reconnaissance license issued by the Ghana Mineral's Commission to Haber Ghana, a copy of which is attached as Schedule C; and

     (32) "US$" means the lawful currency of the United States of America.

1.2  In this Agreement unless the context otherwise requires:

     (1)  the singular includes the plural and vice versa; the use of

     (2)  one gender includes all other genders;

     (3)  person means and includes a natural person, firm or corporation; and

     (4) a reference to a matter being "to the knowledge" of a person means that the matter is to the best of the knowledge and belief of that person after making reasonable enquiries in the circumstance.

1.3 This Agreement binds each Party and their respective successors and permitted assigns. A reference in this Agreement to a Party means and includes that Party and its successors and permitted assigns.

1.4 Where the day or date appointed or specified by this Agreement for the payment of any money is not a Business Day, the day or last day by which payment of that money must be made is the next following Business Day.

1.5  Time is of the essence in this Agreement at all times and in all respects.

1.6 No Party is taken to waive any breach of this Agreement by any other Party unless the waiver is in writing and signed by the Party granting the waiver. Such waiver applies only to the breach specified in writing and does not constitute a general waiver unless expressly defined as a general waiver.

1.7 The single or partial exercise, failure to exercise or delay in exercising any right, power or privilege under this Agreement does not:

     (1)  operate as a waiver of that right, power or privilege; or

     (2) preclude any other or further exercise of that right, power or privilege or the exercise of any other right, power or privilege.

1.8 Notwithstanding anything said or written prior to this Agreement being signed, the provisions of this Agreement constitute the entire understanding of the Parties and constitute the entire terms agreed upon between them and supersedes and replaces entirely any prior written or verbal agreement between the Parties. The Parties agree that no other covenants, warranties, representations or agreements apply to the transaction or transactions included in this Agreement by reason of any

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                                     - 7 -

     promise or oral statement, representation, warranty, covenant or undertaking made or given by any Party at or prior to the execution of this Agreement.

1.9 Each Party agrees to execute, complete, deliver, make and do all documents, instruments, notices, acts and things necessary or required to implement and give full effect to the provisions and purpose of this Agreement.

1.10 This Agreement may only be varied by written instrument signed by both Parties.

1.11 Headings in this Agreement, other than headings in the Schedules (if any), are for convenience and identification of clauses only and do not affect the interpretation of this Agreement.

1.12 The statements in the Recitals to this Agreement are incorporated in and form part of this Agreement. The Parties warrant that all of the statements contained in the Recitals are true and correct and that they have each respectively entered into this Agreement in reliance upon the truth and accuracy of the statements in the Recitals.

1.13 If any provision or part of a provision of this Agreement is or becomes void, invalid or unenforceable for any reason, then it is severed from this Agreement, but the remainder of this Agreement continues in full force and effect and unaffected by the severance.

1.14 A reference to any statute in this Agreement includes all amendments for the time being in force and any other statute enacted in substitution for and the regulations, by-laws, ordinances, requisitions or other orders for the time being made under that statute.

1.15 A Party in default under the provisions of this Agreement must pay all costs incurred by any other Party arising out of that default and any Notice relating to that default.

2.   FORMATION OF JOINT VENTURE

2.1 Within 5 Business Days of the execution of this Agreement, Etruscan Ghana shall cause the sum of US$700,000 to be delivered as follows:

     (1) US$387,000 to "Lawfield's Consulting in trust", with irrevocable instructions (subject to the provisos set forth below) to disburse such funds as follows:

          (a) US$15,000 to the Ghana Mineral's Commission when it receives written confirmation from Etruscan Ghana and Haber Ghana that the Ghana Mineral's Commission has recommended that the Eternity License be transferred to and registered in the name of Haber Ghana;

          (b) US$60,000 to the Ghana Mineral's Commission when it receives written confirmation from Etruscan Ghana and Haber Ghana that the
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                                     - 8 -

               Ghana Mineral's Commission has recommended that the Good Ground Licenses be issued to and registered in the name of Haber Ghana;

          (c) US$300,000 to Eternity Ghana Ltd. in payment of the purchase price for the acquisition of the Eternity License by Haber Ghana when it receives written confirmation from Etruscan Ghana and Haber Ghana that: (i) Haber Ghana has duly and properly exercised its rights to acquire the Eternity License pursuant to the terms of the Call Option Agreement; (ii) Haber Ghana has received Ministerial approval for the transfer of the Eternity License to Haber Ghana; and (iii) Haber Ghana is in a position to acquire the Eternity License in accordance with the terms of the Call Option Agreement;

          (d) US$12,000 to Haber Ghana to defray bank and legal costs when the funds are released in accordance with 2.1(1)(c); and

     (2) US$313,000 to "McInnes Cooper in trust", with irrevocable instructions (subject to the provisos set forth below) to transfer such funds to or at the direction of Haber Ghana when it receives written confirmation from Etruscan Ghana and Haber Ghana that the Good Ground Licenses have been issued to Haber Ghana;

     PROVIDED HOWEVER, if the US$700,000 has not been fully disbursed by Lawfield's Consulting and McInnes Cooper on or before March 31, 2007, Etruscan Ghana shall in its sole discretion have the option to require that the balance of the funds not so disbursed together with all interest earned thereon be returned to Etruscan Ghana, at which time:

          (a) if no funds have been disbursed or if the only funds that have been disbursed are those referred to in clauses2.1(1)(a) or (b), this Agreement shall terminate and be of no further force or effect except as set forth in the proviso below and each of the Parties hereto shall bear all of their own costs in relation thereto or, at the option of Etruscan Ghana, this Agreement shall survive and the Licenses shall be comprised only of the Uprightness License;

          (b) if the funds referred to in clauses 2.1(1)(b) and 2.1(2) have been disbursed, the Licenses shall be comprised of the Uprightness License and the Good Ground Licenses; and

          (c) if the funds referred to in clauses 2.1(a), (c) and (d) have been disbursed, the Licenses shall be comprised of the Uprightness License and the Eternity License;

     AND FURTHER PROVIDED HOWEVER, if the funds referred to in clauses 2.1(a) and (b) have been disbursed but the license in question is not so issued or transferred, Etruscan Ghana shall be entitled to receive any reimbursement of the fees paid to the Ghana Minerals Commission and this right shall survive the termination of this Agreement.

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                                     - 9 -

2.2 If the US$700,000 has not been fully disbursed by Lawfield's Consulting and McInnes Cooper in accordance with clauses 2.1(1) and (2) on or before March 31, 2007, Etruscan Ghana shall exercise its option as provided for in clause 2.1 by notice in writing to Haber Ghana on or before April 5, 2007.

2.3  Haber Ghana agrees that:

     (1) forthwith upon the execution of this Agreement, it shall take all commercially reasonable steps to:

          (a) exercise its right to acquire the Eternity License in accordance with the Call Option Agreement and, without restricting the forgoing, it shall issue a Notice of Exercise of the Call Option to Eternity Ghana Limited as contemplated by Section 3.1 all the Call Option Agreement no later than February 1, 2007 stipulating a Settlement Date of no later than March 31, 2007; and

          (b) cause the Good Ground Licenses to be issued in the name of Haber Ghana;

     (2) following the Commencement Date, it shall hold the Licenses and any Joint Venture Properties which remain registered in its name in trust for the Participants in accordance with the terms of this Agreement; and

     (3) following the Commencement Date, it shall execute any and all documentation reasonably requested by Etruscan Ghana and provide all commercially reasonable assistance to Etruscan Ghana to cause any or all of the Licenses or Joint Venture Properties to be transferred to and assigned into the name of Etruscan Ghana, at the expense of Etruscan Ghana, to be held by Etruscan Ghana for the Participants in accordance with the terms of this Agreement.

2.4 On the Commencement Date, the parties hereto shall be deemed to have associated in a joint venture for the purpose of exploring and, if warranted, developing and mining the Joint Venture Properties.

2.5 Effective on the Commencement Date, the Joint Venture Interests of the Participants are:

     Etruscan Ghana:           50%
     Haber Ghana:              50%

2.6 Nothing in this Agreement makes either Participant a partner of the other Participant nor, except as expressly provided in this Agreement, constitutes the other Participant an agent or representative of the other Participant or creates any fiduciary relationship between them.

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                                     - 10 -

2.7 No Participant has any authority to act on behalf of any other Participant, except as expressly provided in this Agreement. Where a Participant acts on behalf of another without authority, such Participant must indemnify the other from any losses, claims, damages and liabilities arising out of any such act.

2.8 Each Participant has the right to take in kind and separately dispose of, in proportion to its Joint Venture Interest, all minerals produced by the Joint Venture.

2.9 The liabilities of the Participants to each other and to third parties is several in proportion to their respective Joint Venture Interests from time to time and is not joint nor joint and several.

3.   ETRUSCAN GHANA MAY INCREASE INTEREST

3.1 Etruscan Ghana has the right to increase its Joint Venture Interest to 75%, which Etruscan Ghana hereby elects to exercise, by funding 100% of an aggregate of US$2.5 million of Joint Venture Expenditures, with minimum commitments as follows:

     (1)  on or before January 22, 2008, US$250,000;

     (2)  on or before January 22, 2009, US$750,000;

     (3)  and on or before January 22, 2010, US$1.5 million.

3.2 After incurring the Joint Venture Expenditures in accordance with clause 3.1, Etruscan Ghana shall give notice to Haber Ghana that it has increased its Joint Venture Interest and shall provide Haber Ghana with a statement confirming that the requisite Joint Venture Expenditures have been incurred, in accordance with this Agreement, whereupon the Participant's Joint Venture Interests shall be deemed to be:

     Etruscan Ghana:           75%
     Haber Ghana:              25%

3.3  If Etruscan fails to make the minimum expenditures as set forth in clause
     3.1 or if Etruscan Ghana notifies Haber Ghana in writing that it intends to abandon its right to increase its Joint Venture Interest to 75%, then Etruscan Ghana's Joint Venture Interest shall be reduced to 49%. Thereafter, Etruscan Ghana shall execute any and all documentation reasonably requested by Haber Ghana and provide all commercially reasonable assistance to Haber Ghana to cause any or all of the Licenses or Joint Venture Properties to be transferred to and assigned into the name of Haber Ghana, at the expense of the Joint Venture, to be held by Haber Ghana for the Participants in accordance with the terms of this Agreement.

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4.   MANAGER

4.1 Subject to clause 4.2, Etruscan Ghana is, and is entitled to remain, the Manager while it:

     (1)  is the Sole Contributor to Joint Venture Expenditure, or

     (2)  holds a Joint Venture Interest of 50% or greater.

4.2  The Manager may resign on 30 days' notice to the Participants.

4.3 The Manager may be removed if it commits gross negligence or willful default.

4.4 Upon retirement or removal of Etruscan Ghana as Manager, the other Participant may appoint a Manager.

4.5 While Etruscan Ghana is the Sole Contributor to Joint Venture Expenditure, it (as Manager) is solely responsible for determining, approving and carrying out any programmes and budgets.

4.6  At all times, the Manager:

     (1)  is responsible for all day to day operations of the Joint Venture;

     (2) must carry out Joint Venture activities in accordance with good mining industry practice, with reasonable care, skill and diligence and in accordance with all applicable laws and regulations; and

     (3) must keep and maintain the Licenses in good standing, and in particular must ensure that all obligations imposed on the holder of a License or other mineral right are fulfilled, including:

          (a)  the filing of any application for renewal of the Licenses;

          (b) the preparation on behalf of the registered holder of the Licenses of all reports required to be fled with applicable authorities;

          (c) satisfying any minimum work commitments or expenditures required under the Licenses; and

          (d) paying any fees to all governmental authorities as are necessary to keep the Licenses in good standing.

4.7 After Etruscan Ghana ceases to be the Sole Contributor to Joint Venture Expenditure, the Manager must:

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                                     - 12 -

     (1) prepare a programme and budget for each 6 month period commencing on 1 January and 1 July of each year for consideration by the Operating Committee;

     (2) carry out the Joint Venture activities in accordance with programmes and budgets approved by the Operating Committee;

     (3) not exceed an approved budget by more than 10% without the prior written consent of the Operating Committee, except in relation to emergency expenditure;

     (4) promptly carry out the instructions and directions of the Operating Committee;

     (5) maintain complete and accurate books, records and accounts of all transactions relating to the Joint Venture which are open for inspection and audit by the Participants;

     (6) furnish to the Participants such written reports as the Operating Committee may direct; and

     (7) subject to clause 4.1, may be removed by resolution of the Operating Committee.

4.8 Subject to clause 8.2, the Manager is not liable to any Participant for any losses sustained or liability incurred by the Joint Venture other than as a direct result of the Manager's willful misconduct or gross negligence and each Participant is liable to indemnify the Manager in proportion to their respective Joint Venture Interests in respect of the same except where any such loss or liability arises as a direct result of the Manager's willful misconduct or gross negligence.

5.   MANAGER TO PROVIDE INFORMATION

5.1 As and from the Commencement Date, the Manager must furnish the following to each Participant:

     (1) each annual programme and budget adopted by the Manager whilst Etruscan Ghana is the Sole Contributor to Joint Venture Expenditure;

     (2) within 30 days following each June 30 and December 31, a written semi-annual progress report, which report must include a statement of expenditure;

     (3) a copy of any material report or map produced by the Manager concerning Joint Venture Operations; and

     (4)  a copy of all reports submitted to any governmental authority.

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6.   OPERATING COMMITTEE

6.1 As soon as Etruscan Ghana ceases to be the Sole Contributor to Joint Venture Expenditure, the Participants must form and then maintain an operating committee which must, unless otherwise agreed, meet not less than once in each calendar quarter.

6.2 Each Participant is entitled to appoint 2 representatives as members of the Operating Committee and to remove any person so appointed and to appoint another person in their place. Any appointment or removal is to be effected by notice in writing to the other Participant.

6.3 The Operating Committee may review and give directions to the Manager as to Joint Venture Operations and may consider and approve (subject to modification or otherwise) the nature and content of programmes and budgets relating to Joint Venture Operations proposed by the Manager.

6.4 The voting power of each Participant's representatives at meetings of the Operating Committee is one vote for each percentage point of that Participant's Joint Venture Interest as at the date of the meeting.

6.5 In the event of a deadlock in voting on matters requiring simple majority vote:

     (1) the Participants (through their respective senior management) must meet and in good faith attempt to resolve the deadlock;

     (2) whilst the deadlock continues, operations must continue at a rate not greater than the rate of operations undertaken immediately prior to the deadlock arising;

     (3)  if the matter the subject of the deadlock:

          (a) does not relate to the approval of any budget in excess of that required to keep the Licenses in good standing, then after a 3 month period, the decision of whichever Participant is the Manager prevails; and

          (b) relates to the approval of any budget in excess of that required to keep the Licenses in good standing, then any Participant who is not in agreement with the decision of the Manager may at any time within six weeks following the commencement of the deadlock elect to dilute its Joint Venture Interest with respect to such budget in accordance with clause 10. If no election is made by any Participant who is not in agreement with the decision of the Manager within the six week period, that Participant is deemed to have elected to dilute its Joint Venture Interest with respect to such budget in accordance with clause 10.

6.6 All matters for decision by the Operating Committee require a majority vote for passage.

6.7 A decision by the Operating Committee is not effective to amend the terms of this Agreement.

6.8 Unless otherwise unanimously agreed by the Participants, a meeting of the Operating Committee may only:

     (1)  be convened on 20 Business Days' prior notice; and

     (2) consider and vote upon matters included in any agenda comprised in or accompanying any notice convening the meeting of the Operating Committee.

6.9 The Manager must circulate sufficient relevant material with any agenda referred to in clause 6.8(2) to allow the Participants to make an informed decision on any matter to be considered and voted upon at the meeting of the Operating Committee.

7.   AUDIT OF JOINT VENTURE OPERATIONS

7.1 Unless the Operating Committee passes a unanimous resolution of all the Participants not to appoint an auditor, the Operating Committee must appoint an auditor to conduct audits of any bank account maintained by the Manager in connection with the Joint Venture and of the books of account maintained by the Operating Committee in respect of the Joint Venture Operations pursuant to this clause 7.1 and to audit and express his or her opinion on the fairness and accuracy of the financial accounts of the Joint Venture. The costs of such audits constitute Joint Venture Expenditure.

7.2 Any Participant who requires any particular audit requirements to be satisfied by the auditor in connection with his or her audits under clause
     7.1 must make known to the Operating Committee in writing its particular requirements. The costs of meeting any particular requirements of any Participant in that regard will be to the account of that Participant.

7.3 Any Participant may, once a year at its own cost, carry out its own audit of any one or more of the Joint Venture, the Joint Venture Property (including any bank account maintained by the Manager in connection with the Joint Venture) and the books and records maintained by the Manager in connection with the Joint Venture. Any Participant wishing to conduct such an audit must make arrangements with the Manager for access to such books, records and accounts as may reasonably be required for the purpose, and the Manager must permit such access upon reasonable notice.

7.4 The Manager must, on a timely basis on receiving reasonable notice from any Participant, provide that Participant with copies of any relevant report or project data. If the notice requires a report or project data which must be specifically generated for the Participant, or which has previously been provided to the Participant, then the generation and provision of the report or project data must be at the cost of the Participant requesting it.

8.   MAINTENANCE OF TENEMENT AND REHABILITATION

8.1 The Manager and each Participant must not do anything or omit to do anything which would jeopardize the Licenses or any of the Joint Venture Property.

8.2 Etruscan Ghana hereby indemnifies Haber Ghana during any period in which it is the Sole Contributor against all losses suffered by Haber Ghana and against all claims, demands and causes of action by third parties to the extent that they arise out of Exploration or Mining activities carried out by Etruscan Ghana, its agents or subcontractors on the Licenses.

9.   CASH CALLS

9.1  After Etruscan Ghana ceases to be the Sole Contributor to Joint Venture
     Expenditure:

     (1) the Manager must within 30 days after the end of each month, issue to each Participant a cash call for its share of Joint Venture Expenditure paid or incurred during the preceding month;

     (2) the Manager may, not more than 30 days prior to the commencement of any month, issue cash calls for estimated costs which the Manager anticipates will be incurred during that month;

     (3)  all cash calls must be paid within 14 days after receipt; and

     (4) all Participants are liable to contribute to Joint Venture Expenditure in proportion to their Joint Venture Interests from time to time.

9.2 A Participant that does not pay a cash call by the due date must pay interest thereon at a rate equal to 3% above the London Inter Bank Offer Rate (LIBOR) from time to time.

9.3 The Manager is entitled to recover moneys owing by a defaulting Participant in any court of competent jurisdiction.

9.4 If a Participant defaults in the payment of a cash call properly issued to it and if default continues for more than 10 days, the other Participants may elect to dilute the Joint Venture Interest of the defaulting Participant in accordance with clause 10.2 by paying the whole or any portion of the defaulting Participant's cash call. If a non-defaulting Participant pays the whole or any portion of a defaulting Participant's cash call, the non-defaulting Participant who pays the defaulting Participant's cash call is deemed for the purposes of clause 10.2 to have incurred additional Joint Venture Expenditure equivalent to 25% of the amount paid by reason of the default.

10.  DILUTION

10.1 The following applies in relation to voluntary dilution by a Participant, which dilution may only occur prior to a decision to mine:

     (1) within 14 days after approval by the Operating Committee of a programme and budget, any Participant may elect not to contribute to the programme or budget. If a Participant makes such an election, the other Participant must within a further 14 days either:

          (a) elect to contribute to the programme or budget as approved by the Operating Committee; or

          (b) submit to the Operating Committee a revised programme or budget for the Operating Committee's approval;

     (2) if in accordance with clause 10.1(1)(a), a Participant elects to contribute to the programme or budget as approved by the Operating Committee, the Participant that elected not to contribute ("Diluting Participant") will have its Joint Venture Interest diluted in accordance with the dilution formula set out in clause 10.2; and

     (3) notwithstanding anything in this clause, voluntary dilution is not permitted in respect of any programme and budget which is necessary to maintain the Licenses in good standing.

10.2 The Joint Venture Interest of a Diluting Participant will be diluted and recalculated from time to time in accordance with the following formula:

     New Joint Venture Interest = A x 100
                                  -------
                                     B

     Where:

     A    =    the total amount of Joint Venture Expenditure contributed by the
               Diluting Participant after Etruscan Ghana ceases to be the Sole
               Contributor to Joint Venture Expenditure up to and including the date of calculation, plus the deemed contribution of the Diluting
               Participant; and

     B    =    the total amount of Joint Venture Expenditure contributed by the
               Participants after Etruscan Ghana ceases to be the Sole
               Contributor to Joint Venture Expenditure up to and including the date of calculation, plus the deemed contribution of each Participant.

     For the purposes of the above formula and subject to any other clause of this Agreement:

     (1) if Etruscan Ghana earns a 75% Joint Venture Interest in accordance with clause 3.1, the deemed contributions of:

          (a) Etruscan Ghana is an amount equal to the aggregate of all amounts disbursed to persons other than Etruscan Ghana in accordance with clause 2.1 together with an amount equal to all amounts expended by Etruscan Ghana on Joint Venture Expenditures in accordance with clause 3.1; and

          (b) Haber Ghana is an amount equal to 33 1/3% of the deemed expenditures of Etruscan Ghana calculated in accordance with clause 10.2(1)(a); and

     (2) if Etruscan Ghana's Joint Venture Interest is reduced to 49% in accordance with clause 3.3 (i.e. by reason of Etruscan Ghana failing to make the minimum expenditures set forth in clause 3.1 or electing to abandon its right to increase its Joint Venture Interest to 75%), the deemed contribution of.

          (a) Etruscan Ghana is an amount equal to the aggregate of all amounts disbursed to persons other than Etruscan Ghana in accordance with clause 2.1 together with an amount equal to all amounts expended by Etruscan Ghana on Joint Venture Expenditures in accordance with clause 3.1 (notwithstanding that Etruscan Ghana's Joint Venture Interest has not been increased to 75%); and

          (b) Haber Ghana is an amount equal to 104% of the deemed expenditures of Etruscan Ghana calculated in accordance with clause 10.2(2)(a).

10.3 If a diluting Participant's Joint Venture Interest is diluted to less than 10%, then that Participant will be deemed to have withdrawn from the Joint Venture and surrendered its Joint Venture Interest in accordance with clause 15 but shall be entitled to a 5% net smelter royalty calculated and payable in accordance with Schedule D.

11.  INDEPENDENCE

11.1 The Manager conducts Joint Venture Operations as agent for all Participants and to the extent of those Joint Venture Operations has a fiduciary obligation to act in the interests of the Participants.

11.2 Subject to clause 11.1, each Participant has the free and unrestricted right independently to engage in and receive the full benefits of any and all business endeavours of any sort whatsoever which do not form Joint Venture Operations, whether or not competitive with the endeavours contemplated by this Agreement without consulting the other Participants or inviting or allowing the other Participants to participate in such endeavours.

11.3 Subject to the express provisions of this Agreement:

     (1) no Participant is under any fiduciary or other duty to the others which prevents it from engaging in or enjoying the benefits of any competing endeavours; and

     (2) any legal doctrines relating to "corporate opportunity" or "business opportunity" which may apply to parties to a joint venture or any other undertaking such that those parties may owe others involved in such endeavours a fiduciary obligation of any nature whatsoever do not apply to the Participants and specifically do not apply in relation to any other endeavour of any Participant.

12.  CONFIDENTIALITY

12.1 Unless otherwise agreed by the Participants or required by law or the rules or regulations of any securities regulatory authority or stock exchange, all information obtained in relation to the Joint Venture and which is not in the public domain must be kept confidential and must not be disclosed by the Participants.

13.  WARRANTIES

13.1 Haber Ghana represents and warrants to Etruscan Ghana that:

     (1) it is the beneficial owner of the Uprightness License and has the sole and exclusive right to apply to the Ghana Mineral's Commission for the Good Ground Licenses, and has good right and title to assign an interest therein free from any mortgages, claims, caveats, pledges, liens, charges or other encumbrances, other than any approval required from the Ghana Mineral's Commission;

     (2) the Call Option Agreement and its rights thereunder are in good standing and fully enforceable and it has not entered into any other existing agreement regarding its interest in the Call Option Agreement or the Eternity License and upon the acquisition of the Eternity License it will have the sole and exclusive right to deal with the Eternity License;

     (3) there is no litigation nor are there any proceedings of any nature concerning the Call Option Agreement, the Good Ground reconnaissance license, the Good Ground Licenses, the Uprightness License, or the Eternity License pending or threatened;

     (4) the Uprightness License is in all respects valid, effective and in good standing and not liable to forfeiture or surrender and, where necessary, appropriate exemptions from the expenditure conditions attaching to such Licenses have been applied for or obtained; and

     (5) to the best of its knowledge and belief all matters relating to the Call Option Agreement, the Good Ground reconnaissance license, the Good Ground Licenses, the Uprightness License and the Eternity License which would reasonably be regarded as material and proper for disclosure to an intending purchaser thereof have been disclosed to Etruscan Ghana.

14.  ASSIGNMENT - RIGHT OF FIRST REFUSAL

14.1 A Participant ("Assigning Participant") may assign its Joint Venture Interest to a Related Body Corporate, provided that if the Related Body Corporate ceases to be a Related Body Corporate of the Assigning Participant, then the Related Body Corporate must re-assign the Joint Venture Interest to the Assigning Participant and provided further that no assignment under this clause 14.1 shall relieve the Assigning Participant of any liability in respect of obligations under this Agreement.

14.2 An Assigning Participant may not assign to a third party all or any of its Joint Venture Interest unless:

     (1) the Assigning Participant first offers in writing to assign such interest to the other Participant ("Non-Assigning Participant") upon the same terms and conditions as the proposed terms and conditions of assignment to the third party ("Offer"); and

     (2)  the Offer is not accepted by the Non-Assigning Participant:

          (a) in the case of a sale price stated only in cash, within 14 days following receipt of the Offer; or

          (b) in the case of a sale price stated other than in cash, within the time prescribed by clause 14.3(10).

14.3 For the purposes of clause 14.2:

     (1) the identity of the proposed third party assignee, the proposed sale price and other terms and conditions upon which the Assigning Participant is prepared to sell or dispose of all or part of its Joint Venture Interest must be furnished to the Non-Assigning Participants in writing at the time of the delivery of the Offer; and

     (2)  any proposed sale price identified in the Offer must either be:

          (a)  stated in cash; or

          (b)  be accompanied by:

               (i) a single cash equivalent sale price nominated by the Assigning Participant;

               (ii) a written representation by the Assigning Participant that the single cash equivalent sale price is a fair cash equivalent sale price of the non-cash sale price identified in the Offer; and

               (iii) a detailed report supporting the Assigning Participant's belief that the single cash equivalent sale price is a fair cash equivalent sale price of the non-cash sale price identified in the Offer;

     (3) within 14 days of receiving an Offer which includes a cash equivalent sale price, the Non-Assigning Participant's may either:

          (a) accept the Offer by notice in writing to the Assigning Participant; or

          (b) notify the Assigning Participant that the Non-Assigning Participants dispute the cash equivalent sale price identified in the Offer, in which case the Participants must as soon as possible thereafter meet and in good faith endeavour to agree a fair cash equivalent sale price of the non-cash sale price identified in the Offer ("Cash Value").

     (4) if at the meeting held in accordance with clause 14.3(3), the Participants cannot agree the Cash Value, the Participants must within 7 days following the meeting, endeavour to agree a registered chartered accountant ("Valuer"), who must be a member of an independent internationally recognized chartered accounting firm, for the purpose of determining the Cash Value;

     (5) if the Participants fail to agree on a registered chartered accountant as contemplated in clause 14.3(4), the nomination must be made by the President for the time being of the Institute of Chartered Accountants Western Australia on the request of any Participant;

     (6) the Valuer must be instructed to determine and notify the Cash Value in writing to the Participants within 14 days following the Valuers engagement. Within the 14 day period, each Participant must be given a reasonable opportunity to meet with the Valuer and present any submissions concerning the Cash Value;

     (7) the Cash Value as determined by the Valuer is final and binding on the Participants. In determining the Cash Value, the Valuer is deemed to be acting as an expert and not as an arbitrator;

     (8) within 7 days following receipt from the Valuer of notice of the Cash Value ("Withdrawal Period"), the Assigning Participant may notify each Non-Assigning Participant in writing that the Offer is withdrawn. If the Assigning Participant fails to notify any Non-Assigning Participant in accordance with this clause, the Assigning Participant may not thereafter withdraw the Offer. During the Withdrawal Period, the Non-Assigning Participant may confirm the Cash Value in writing to each Non-Assigning Participant, in which case the Withdrawal Period is deemed to expire on the date of such confirmation;

     (9) if the Assigning Participant withdraws the Offer in accordance with clause 14.3(8), the Assigning Participant:

          (a) must pay all the whole of the Valuer's costs associated with the determination of the Cash Value; and

          (b) may not assign to a third party all or any of its Joint Venture Interest other than in accordance with clause 14.2;

     (10) if the Assigning Participant does not withdraw the Offer in accordance with clause 14.3(8), or confirms the Cash Value in accordance with clause 22.3(8), then the Non-Assigning Participants may accept the Offer within 7 days following the Withdrawal Period.

14.4 If the Cash Value as determined by the Valuer is less than 95% of the single cash equivalent sale price nominated by the Assigning Participant in accordance with clause 14.3(2)(b)(i), then the Assigning Participant must pay all the whole of the Valuer's costs associated with the determination of the Cash Value. Otherwise, the costs of the Valuer must be shared equally between the Participants in proportion to their Joint Venture Interests.

14.5 No assignment pursuant to this clause 14 has any force or effect whatsoever until such time as the assignee party has entered into a covenant with the other Participants binding it to observe and perform all the terms and conditions of this Agreement.

14.6 No Participant may assign, encumber, part with possession of, grant any power of attorney over or in any other way directly or indirectly deal with its Joint Venture Interest or any part thereof (or any right to earn a Joint Venture Interest) except as expressly permitted by the terms of this Agreement. For the avoidance of doubt, a Participant may grant a power of attorney to any of its employees, consultants or affiliates to deal with its Joint Venture Interest, or any rights pertaining to that Joint Venture Interest, provided a copy of the power of attorney is first given to every other Participant.

14.7 A Participant must not create or permit the creation of any encumbrance over the whole or part of its Joint Venture Interest unless:

     (1) the encumbrance is a mortgage, charge or other recognized form of security;

     (2) the encumbrance is to secure moneys borrowed for the purpose of meeting its obligations under this Agreement; and

     (3) the person taking the encumbrance executes a chargee's priority deed in a form reasonably acceptable to the other Participants, agreeing that the rights of that person under the encumbrance are subject to the provisions of this Agreement.

14.8 An assignment which results in a Participant holding the largest Joint Venture Interest carries with it the right to be Manager, subject to the other terms and conditions of this Agreement.

15.  SURRENDER OF JOINT VENTURE INTEREST

15.1 Any Participant not in default hereunder may, at any time upon notice, withdraw from the Joint Venture and surrender its entire Joint Venture Interest to the other Participant by giving that Participant not less than 30 days' notice in writing. A Participant shall be deemed to have withdrawn from the Joint Venture and to have surrendered its Joint Venture Interest to the other if its Joint Venture Interest reduces to less than 10%.

15.2 A withdrawing Participant is, upon withdrawal, released from all future obligations relating to the Joint Venture.

15.3 Any withdrawal pursuant to this clause 15 is without prejudice to any rights or obligations of the Participants arising prior to the withdrawal and, in the case of a deemed withdrawal in the event that a Participant's interest reduces to less than 10%, without prejudice to its right to receive a net smelter royalty calculated and paid in accordance with Schedule D.

16.  DECISION TO MINE

16.1 If the Manager prepares a Feasibility Study in relation to the whole or any part of any of the Licenses, the Manager must immediately following its preparation deliver copies of the Feasibility Study to each Participant and must convene an Operating Committee meeting (to be held not earlier than 30 days after receipt of the Feasibility Study by all Participants) for the purpose of considering whether to commence Mining Operations and, if so, whether or not to use the HG Process.

16.2 The Operating Committee may at the meeting convened in accordance with clause 16.1 resolve to:

     (1) commence Mining Operations in respect of that part of any License identified in the Feasibility Study as having the viable minable reserve; and

     (2) delineate that part of such License(s) which is sufficient to carry out the proposed Mining Operations in accordance with good mining practice and which should become a production area and be subject to a Production Joint Venture Agreement.

16.3 If the Operating Committee resolves to commence Mining Operations as contemplated by clause 16.2, the Manager agrees to evaluate the possibility of using the HG Process in connection with the Mining Operations. If the HG Process is considered by the Manager to be technically sound and at least economically equivalent or better to traditional processing methods, the Manager or Etruscan Ghana, as the case may be, agrees to utilize the HG Process in connection with the Mining Operations and:

     (1) Etruscan Ghana and Haber Ghana agree to negotiate in good faith the terms of a licensing agreement for the use of the HG Process in connection with the Mining Operations;

     (2) if the HG Process is used in a gold processing facility in relation to Mining Operations in relation to one or more of the Licenses, Haber Ghana will also license the HG Process to Etruscan Ghana on similar terms for use at Etruscan Ghana's other existing or future gold projects; and

     (3) this clause 16.3 shall survive as a covenant with the Licenses and shall be enforceable against all future assigns or parties in interest unless this Agreement is terminated.

16.4 If the Operating Committee resolves to commence Mining Operations as contemplated by clause 16.2, the Participants must meet in good faith and negotiate a production joint venture agreement in relation to the development and production of minerals from the lands governed by the Licenses, such new agreement to include as essential terms the following principles and/or concepts:

     (1) each Participant must contribute to expenditures in accordance with their respective Joint Venture Interests at the time;

     (2) the Manager, at the direction of the Operating Committee, may from time to time, accumulate stocks of the minerals to establish a representative sample for the purpose of valuing the in situ resource or reserves on the Permit and after the valuation has been completed, at the direction of the Operating Committee, the Manager may arrange for the representative sample to be distributed in kind to the Parties in proportion to their Joint Venture Interest or for the representative sample to be sold to a third party on behalf of the individual Participants in proportion to their Joint Venture Interest (or Party on the same terms as offered by a third party) with the sale proceeds to be distributed to the Participants in proportion to their Joint Venture Interest;

     (3) subject to clause 16.4(2), each of the Participants will own its proportionate share of all metals, ores, concentrates or other products mined and produced from the Permit in the same percentage as their respective Joint Venture Interests;

     (4) subject to clause 16.4(2), each Participant at any and all times has the right and privilege of receiving in kind and separately disposing of its proportionate share of the metals, ores, concentrates and products;

     (5) where concentrates are produced each of the Participants may take delivery thereof after the ore has been processed through the concentrating mill and dispose of the same in such manner as each may see fit;

     (6) provisions regarding a manager which must be similar to the provisions contained in this Agreement relating to the Manager, except that the Participants may incorporate a company for the purpose of acting as manager of the commercial mining operations;

     (7) provisions regarding an operating committee which must be similar to the provisions contained in this Agreement relating to the Operating Committee; and

     (8) all other appropriate provisions which must be similar to those contained in this Agreement and which would be reasonably expected to govern the relationship of parties to a production joint venture agreement with respect to mining operations, provided that:

          (a) the overhead charge payable to the Manager in accordance with this Agreement will cease to apply following the passing of a resolution in accordance with clause 16.2; and

          (b) the Participants must negotiate in good faith to agree to a new overhead charge, payable to the Manager in relation to Mining Operations which charge must be payable from the date on which the resolution was passed in accordance with clause 16.2 and must not exceed the fee likely to be charged by a competent and independent third party performing the role of the Manager.

16.5 This Agreement, including clause 16.2, continues to apply to the conduct and regulation of the Mining Operations (if necessary) until the Participants enter into a Production Joint Venture Agreement.

16.6 The Manager must promptly pass over or make available to the manager responsible for the Production Area, all information, assay results, drill core, assay pulps, reports and documents held insofar as they relate to the Production Area.

16.7 This Agreement will continue with respect to those parts of the Licenses not subject to the Production Joint Venture Agreement.

17.  STAMP PROJECT

17.1 Notwithstanding any other clause of this Agreement, Haber Ghana may, at its own risk and expense, independently explore for alluvial deposits on the lands governed by the Licenses. If Haber Ghana identifies any alluvial deposits, it may request that the Manager make a portion or portions of the lands governed by the Licenses available to Haber Ghana for development of the STAMP Program. The Manager shall determine and report in writing with reasons whether any identified gold deposits are related to potential saprolitic or hard rock open pit mining potential and if the Manager, acting in good faith, determines that such lands have no saprolitic or hard rock open pit mining potential, then the following provisions shall apply:

     (1) the Manager shall make such lands available to Haber Ghana free of charge for development of the STAMP Program;

     (2) Etruscan Ghana shall have no rights or obligations with respect to the STAMP Program activities and, for clarification, Etruscan Ghana shall have no right to any revenue generated from the STAMP Program activities on such lands; and

     (3) the Manager and Haber Ghana will take such steps as may be appropriate in order to delineate or segregate such lands from the balance of the lands governed by the Licenses, including making applications for partition or new Licenses as may be permitted pursuant to the Laws of Ghana.

17.2 Haber Ghana hereby indemnifies Etruscan Ghana against all losses suffered by Etruscan Ghana and against all claims, demands and causes of action by third parties to the extent that they arise out of exploration or mining activities, including any activities in furtherance of the STAMP Program, carried out by Haber Ghana, its agents or subcontractors, on any lands governed by the Licenses.

17.3 This clause 17 shall survive as a covenant with the Licenses and shall be enforceable by and against all future assigns or parties in interest unless Haber Ghana abandons the STAMP Program or this Agreement is terminated.

18.  NOTICES

18.1 Under this Agreement

     (1)  any Notice to be given to any Party:

          (a)  must be in writing;

          (b) must be marked for the attention of the person specified in clause 18.1(3) or, if a Participant notifies another person, then to that person;

          (c) may be delivered in person (including by courier), or sent by facsimile to the Party to be served at that Party's address appearing in this clause or such other address as that Party notifies;

          (d)  may be signed:

               (i) if given by a corporation, by a director, officer or manager of that corporation; or

               (ii) by a solicitor or other agent of the Party giving the Notice;

     (2)  any Notice is deemed served:

          (a)  if delivered, at the time of delivery; or

          (b) if sent by facsimile and received before 5.00 pm at the place of receipt on a day on which the banks at that place are open for business, then that time, otherwise 9.00 am at the place of receipt on the next day on which the banks at that place are open for business. For the purpose of this clause, receipt may be determined by production, from the machine from which the facsimile was sent, of a transmission report which indicates that the facsimile was sent in its entirety and in an error free form to the facsimile number of the recipient notified for the purpose of this clause; and

     (3) the address, telephone number and facsimile number for each Party are as follows:

          Etruscan Ghana
          c/o Etruscan Resources Inc.
          Suite 306, Royal Bank Building
          1597 Bedford Highway
          BEDFORD NS Canada B4A 1E7
          Attention: Vice President and General Counsel

          Telephone:        1 902 832 6700
          Facsimile:        1 902 832 6702

          Haber Ghana
          c/o Haber Inc.
          58 Medford Street
          Arlington, MA 02474
          Attention: President

          Telephone:       1-781-643-2727
          Facsimile:       1-781-643-6164

19.  NO PARTITION

19.1 Unless otherwise agreed between the Participants in accordance with clause 17 or otherwise, no Participant and no person claiming through a Participant may during the life of the Joint Venture seek partition, whether by any court or otherwise howsoever, of any Joint Venture Property.

20.  FORCE MAJEURE

20.1 In this Agreement, Force Majeure means:

     (1) declared or undeclared war, revolution, act of public enemies riots or civil commotions;

     (2) strike, lockout, stoppage or restraint of labour or other industrial disputes;

     (3) fire or explosion, Act of God, food, storm or washaway, in each case which could not have been reasonably foreseen or with due diligence avoided;

     (4)  act or restraint of any Government, Governmental agency or authority;

     (5) including expropriation, prohibition, intervention, direction, embargo, or regulation so that the ability of a party to perform its obligations is substantially adversely affected; and

     (6) any other cause which by the exercise of reasonable foresight or due diligence the Participant is unable to prevent or overcome.

20.2 A Participant is excused from the performance of an obligation under this Agreement, other than an obligation to pay money, to the extent and for so long as the failure is caused by Force Majeure.

20.3 A Participant claiming to be excused from performance of an obligation must:

     (1) within 48 hours give notice to each other Participant of the event of Force Majeure relied on; and

     (2) use its best endeavours to resume compliance with the obligation as soon as reasonably possible but no Participant is obliged to settle an industrial dispute on terms not acceptable to it; and

     (3) with 48 hours give notice to the other Participant of the ceasing of the event of Force Majeure relied on.

20.4 If a Participant is excused from performance of an obligation by reason of Force Majeure, then the time for performance by each Participant of its obligations under this Agreement is extended by such time as is reasonable in the circumstances.

21.  ABANDONMENT OR SURRENDER OF LICENSES

21.1 The Manager will have the unfettered right at any time to abandon, surrender, allow to lapse, reduce the area of or otherwise deal with any part or parts of the Licenses as it may determine, provided that Etruscan Ghana shall give to Haber Ghana not less than 60 days' notice of its intention to do so and shall, if requested by Haber Ghana by notice in writing to Etruscan Ghana within that time period, deliver to Haber Ghana duly executed transfers of such part or parts of the Licenses, provided that any license fees payable in connection with any such transfers shall be the responsibility of Haber Ghana.

21.2 Any such part or parts of the Licenses so dealt with shall cease to be included in the Joint Venture Property.

22.  DISPUTE RESOLUTION

22.1 All disputes arising out of or in connection with this Agreement shall be referred first to senior management of the Parties for amicable resolution. In the event that an amicable resolution is impossible, then the dispute shall be referred to arbitration by an independent third party appointed jointly by Etruscan Ghana and Haber Ghana. If the matter is not resolved by the independent third party then it will be referred to arbitration in Canada in accordance with the rules of the International Commercial Arbitration Act.

23.  COSTS

23.1 Each Participant is responsible for its own legal costs.

24.  GOVERNING LAW

24.1 This Agreement is governed by and construed in accordance with the laws of Ghana.


                                          ETRUSCAN RESOURCES GHANA LTD.


                                          Per: /s/ Janice A. Stairs
                                               --------------------
                                               Signature of authorized person

                                               Vice-President & General Counsel
                                               --------------------------------
                                               Office held

                                               Janice A. Stairs
                                               ----------------
                                               Name of authorized person


                                          HABER MINING GHANA LIMITED


                                          Per: /s/ Albert B. Conti
                                               -------------------
                                               Signature of authorized person

                                               Director
                                               --------
                                               Office held

                                               Albert B. Conti
                                               ----------------
                                               Name of authorized person

                                   SCHEDULE A

                         [COPY OF CALL OPTION AGREEMENT]

                                              Business Day, then such
                                              Settlement Date shall he the next
                                              succeeding Business Day.

   "United States Dollars or US$" means the lawful currency of the
                                  United States of America


2.   CALL OPTION

     2.1 In consideration of the mutual covenants and agreements contained in this Agreement, EGL hereby grants to HMGL the exclusive option not an obligation to acquire the Reconnaissance license from EGL on the exercise of which EGL will become bound to complete the acquisition of the Reconnaissance licence.

     2.2 On the date of signing of this Agreement HMGL shall pay Hundred United States Dollars ($100.00) to EGL as consideration for the Call Option period.

3.   EXERCISE OF CALL OPTION

     3.1 At any time during the Exercise Period, HMGL May give a Notice of Exercise of the Call Option to EGL and in accordance with such notice, HGML shall buy the Reconnaissance licence from EGL at the price of three hundred thousand United States Dollars (US$ 300,000.00) 'Exercise price", in accordance with the provisions of this Agreement.

     3.2 A Notice of Exercise, once given by the HMGL, shall not be withdrawn except with the consent in writing of EGL.

     3.3 If a Notice of Exercise is given, then the completion of the sale and purchase of the Reconnaissance licence shall take place in accordance with the provisions of clause 4 below.

4.   COMPLETION

     4.1 Completion of the sale and purchase of the Reconnaissance licence shall take place at the registered office of EGL (or at such other place as may be agreed) on the Settlement Date, in the manner provided in Clause 4.2.

     4.2  On Completion:

          (a)  EGL shall:

               (i)  assign the Reconnaissance licence to the HMGL;

               (ii) deliver all the relevant documents in respect of the
                    Reconnaissance licence;

               (v) do such things ,and execute such documents as shall be necessary or as the HMGL may reasonably request', to give effect to the purchase of the Reconnaissance licence provided however that the cost of preparing any such documents and all other relevant expenses shall be borne by HMGL;

          (b)  Subject to EGL complying with its obligations under clause 4.2
               (a) above, HMGL shall pay the Call Exercise Price to the EGL in accordance with payment instructions as shall have been given by EGL.

5.   REPRESENTATIONS AND WARRANTIES

     The Parties hereby represent and warrant to each other that the following statements are true, accurate and not misleading as at the date of this
     Agreement:

     5.1 it has the full power and legal right to incur its respective obligations provided for in this Agreement, to execute and deliver this Agreement, and to perform and observe the terms and provisions hereof applicable to it; and

     5.2 This Agreement constitutes its legal, valid and binding obligations, enforceable against it in accordance with the terms thereof.

6.   TERMINATION

     6.1 This Agreement shall terminate on the expiry of the Exercise Period if no Notice of Exercise shall have been served on or prior to such time.

     6.2 The Call Option granted under this Agreement shall be exercisable provided any Notice of Exercise shall have been served on or prior to the expiry of the Exercise Period, this Agreement shall terminate upon the fulfillment of the parties' obligations under this Agreement.

     6.3 On termination of this Agreement the rights and obligations of the Parties under this Agreement shall cease and determine except in respect of any antecedent breach of this Agreement.

7.   NOTICES

     7.1 Every notice required or contemplated by this Agreement shall be given in writing and if:

          (a)  delivered by hand, effective when received, or

          (b) sent by prepaid courier services, registered or certified mail effective on the day it is officially recorded as delivered by return receipt or equivalent, or

          (c) sent by telex effective when acknowledged by the answer back of the addressee's telex machine, or

          (d) sent by facsimile effective at 10 a.m. on the Business Day after the date of dispatch, or

          (e) sent by electronic mail, effective when acknowledged by the answer back of the addressee's electronic mail system.

     7.2 A notice sent by facsimile, electronic mail or telex should be confirmed by letter sent by prepaid courier service, registered or certified mail and where documentary evidence exists that a confirmatory letter was dispatched non receipt of that letter shall not invalidate the notice sent by facsimile or telex. In each case the notice is to be addressed to the Party to whom intended at its last known address as stated herein, (which includes an electronic mail address, a telex and/or facsimile number) or at such other address as the intended recipient shall have designated by written notice.

     7.3 All notices shall be sent to the parties herein at their following addresses:

          For Eternity Ghana Limited

          To:        Hon. Alex Adjei

          Address:   P.O.Box AN 7799, Accra-North, Accra.

          Telephone: +233-244-020884, +233-020-820884,

                     +233- 021-305770

          Fax:       +233-021-236999



          For Haber Mining Ghana Limited

          To:        Prof. Edward Solomon Ayensu

          Address: No. 1, 4th Circular Close, SSNIT Estates, Cantonments Accra. P.O.Box KIA 16525, Accra Ghana.

          Telephone: +233-021-778677

          Fax:       +233-021-761315-6

          Email:     eavensu@ghana.com


8.   SUCCESSORS BOUND

     This Agreement shall be binding on and shall enure to the benefit of the successors (as the case may be) of each of the parties hereto.

9.   ENTIRE UNDERSTANDING

     This Agreement embodies the entire understanding of the Parties In respect of the matters contained or referred to in it and there are no promises, terms, conditions or obligations oral or written express or implied other than those; contained in this Agreement.

10.  CONFIDENTIALITY

     Each Party shall keep confidential any information about the content of this Agreement and shall keep confidential and not use for its own purposes any information about the business affairs of the other Party which may come within its knowledge during the life of this Agreement, provided that the above restrictions shall not apply to:

          (a) confidential communications between the Parties and their representative professional advisers and banker;

          (b) disclosures to any court or fiscal or regulatory authority or in accordance with rules from time to time in force of any applicable recognized investment

          (c) any information which is in or, after the date of this Agreement, comes into the public domain, except as a result (direct or indirect) of the act or omission of the Party concerned.

11.  FORCE MAJEURE

     11.1 No Party shall be liable for delay in performance or failure to perform its obligations under this Agreement if such delay or failure results from circumstances outside its reasonable control or Force Majeure. Such delay or failure shall not constitute a breach of this Agreement and the time for its performance shall be extended by such period as is equal to that during which performance is prevented.

     11.2 For the purpose of this Agreement, "Force Majeure" means any circumstances beyond the reasonable control of the Party affected by it including:

          (a)  any strike, lock-out or other form of industrial action;

          (b) Act of God, explosion, flood, lighting, tempest, fire or accident;

          (c) War, hostilities ( whether war has been declared or not,) invasion, act of foreign enemies;

          (d) Rebellion, revolution, insurrection, military or usurped power or civil war;

          (e)  Riot, civil commotion or disorder;

          (f) Acts, restrictions, regulations, bye-laws, refusals to grant any licenses or permissions, prohibitions, or measures of any kind on the part of any governmental authority;

          (g)  Import or export regulations or embargoes;

          (h) Breakdown of or accident to plant, machinery or equipment except where breakdown is due to a failure by the Party concerned to maintain that plant, machinery or equipment;

12.  GOVERNING LAW AND JURISDICTION

     12.1 This Agreement shall be governed by and construed in accordance with the laws of Ghana.

     12.2 The courts of Ghana shall have non-exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement.

13.  CONTINUING AGREEMENT

     All the provisions of this Agreement shall so far as they are capable of being performed and observed continue in full force and effect notwithstanding Completion except in respect of those matters then already performed.

14.  GOOD FAITH

     Each of the Parties hereto undertakes with each of the other to do all things reasonably within its power, which are necessary or desirable to give effect to the spirit and intent of this Agreement.

15.  TIME OF THE ESSENCE

     Any date or period mentioned in this Agreement may be extended by agreement between the Parties hereto failing which, as regards any such date or period, time shall be of essence this Agreement.

16.  ARBITRATION

     In the event of any misunderstanding or dispute between the Parties hereto such dispute shall be settled through negotiations but where this falls within a reasonable time the matter shall be referred to arbitration in accordance with the provisions of the Arbitrations Act, 1961 (Act 38) of the Republic of Ghana. The arbitral proceedings will be governed by the Rules of the Ghana Arbitration Centre in force at the time of arbitration.

17.  ENTIRE UNDERSTANDING

     17.1 This Agreement embodies the entire understanding of the Parties in respect of the matters contained or referred to d there are no promises, terms, conditions or obligations oral or written express or implied other than contained in this Agreement.

     17.2 This Agreement may only be amended in writing signed by all the Parties to this Agreement.

18.  AMENDMENT AND WAIVER

     18.1 No variation of this agreement shall be effective unless made in writing and signed by all the parties.

     18.2 No waiver of any term provision or condition of this agreement shall be effective except to the extent made in writing and signed by the waiving party.

     18.3 No omission or delay on the part of any party in exercising any right power or privilege under this agreement shall operate as a waiver by It of any right to exercise it in future or of any other of its rights under this agreement.

19.  ENFORCEABILITY AND SEVERABILITY

     This Agreement shall, as to any of its provisions remaining to be performed in whole or in part or capable of having effect following completion, remain in full force and effect despite completion.

20.  COUNTERPARTIES

     This Agreement may be executed in any number of parts each of which, when executed by one or more parties hereto, shall constitute an original document but all of which shall together constitute one and. the same instrument.

In WITNESS WHEREOF the Parties or their duly authorised representatives have signed this Agreement as of the date first above written.



SIGNED for and behalf of Eternity Ghana Limited by


/s/ Alex Adjei
--------------

Name:     Hon. Alex Adjei

Designation: Chairman of Board of Directors, Eternity Ghana Limited



In the Presence of:

/s/ Baffour Kyei
----------------

(Witness)

Name:  BAFFOUR KYEI

Occupation: BUSINESS MAN

Address:  P.O.BOX 7799
          ACCRA-NORTH

SIGNED for and on behalf of Haber Mining Ghana Limited



/s/ Edward Ayensu
-----------------

Name:     Prof. Edward Solomon Ayensu

Designation: Chairman of Board of Directors





In the Presence of:

/s/ Maria Ashong
----------------

(Witness)

Name:  Maria Ashong

Occupation: International Relations

Address:  No. 12 Petrolewu
          Aclimota, Accra Ghana.

                         THE SCHEDULE ABOVE REFERRED TO:
                         -------------------------------

All that piece or parcel of land containing an approximate area of 234.65 and
66.82 square kilometres lying to the:

                                    AREA 'A'
                                    --------

North of Latitudes 6(degree) 52' 20", 6(degree) 51' 20", 6(degree) 48' 00", 6(degree) 48' 45" and 6(degree) 48' 42"; South of Latitudes 7(degree) 00' 00" and 6(degree) 55' 00"; East of Longitude 2(degree) 15' 00"; West of Longitudes 2(degree) 03' 05", 2(degree) 07' 00", 2(degree) 11' 00" and 2(degree) 12' 45" in the Ahafo Ano North, Ahafo Ano South and Asutifi Districts of the Ashanti and Brong Ahafo Regions of the Republic of Ghana which piece or parcel of land is more particularly delineated on the plan annexed hereto for the purposes of identification and not of limitation.

                                    AREA 'B'
                                    --------

North of Latitudes 7(degree) 08' 38", 7(degree) 09' 00" and 7(degree) 09' 40"; South of Latitude 7(degree) 15' 00"; East of Longitudes 2(degree) 08' 38", 2(degree) 12' 08" and 2(degree) 10' 50"; West of Longitudes 2(degree) 05' 15", 2(degree) 08' 58" and 2(degree) 10' 00" in the Tano District of the Brong Ahafo Region of the Republic of Ghana which piece or parcel of land is more particularly delineated on the plan annexed hereto for the purposes of identification and not of limitation.

                                   SCHEDULE B

                [COPY OF THE GOOD GROUND RECONNAISSANCE LICENSE]